SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------

                                  FORM 8-K/A-1

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 2, 1996


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

          Delaware                      1-13858                  13-3345865
- -----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)    (IRS Employer
             of incorporation)                              Identification No.)


           2150 E. Lake Cook Road, Buffalo Grove, Illinois 60089-1877
     ----------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (847) 793-7500

         The undersigned Registrant hereby amends the following items of its Current Report on Form 8-K dated July 17, 1996, as set forth herein:


Item 2.  Acquisition or Disposition of Assets.

         On July 2, 1996, BT Office Products Deutschland GmbH + Co., KG and Classic Burobedarf Vertriebs GmbH, each of which is a German company and an indirect wholly owned subsidiary of BT Office Products International, Inc., a Delaware corporation (the "Registrant"), entered into a Share Purchase and Transfer Agreement (the "Purchase Agreement") as purchasers (collectively, the "Purchasers") with Heribert Keller, Manfred Otto Roth, Keller Organisation Beteiligungsgesellschaft mbH and Roth Organisation Beteiligungsgesellschaft mbH as sellers (collectively, the "Sellers") and BT Office Products Europe C.V., a Netherlands company and an indirect wholly owned subsidiary of the Registrant, as guarantor. Pursuant to the Purchase Agreement, the Purchasers have agreed to acquire from the Sellers all of the interests in Keller Organisation KG and Roth Organisation KG (the "Holding Companies"). The Holding Companies own all of the share capital of, or hold all of the interests in, Keller Buromatic GmbH, Ratingen (in the Dusseldorf area), and the Roth group, consisting of Buroeinrichtungshaus Roth GmbH, Wuppertal and Burosysteme Roth Essen Beteiligungs GmbH, Essen and Burosysteme Roth Essen GmbH + Co., Essen (collectively, the "Keller + Roth Group"). The Keller + Roth Group are office products distributors in Germany with total sales of approximately $31 million for the fiscal year ended June 30, 1996.

         The transfer of consideration for the acquisition is subject to clearance by the German Federal Cartel Office under the German Restraint of Competition Act.

         The purchase price for such transaction, which was determined as a result of an arm's length negotiation between unrelated parties, is approximately $13 million in cash, subject to adjustment as provided in the Purchase Agreement. The purchase price, less a contractual holdback for potential indemnification claims, will be paid upon the aforementioned clearance under German law.

         The assets of the Keller + Roth Group to be acquired, including, without limitation, inventory and equipment, have been used by the Keller + Roth Group in the distribution of office products. The Purchasers intend to continue such use of the acquired assets.

         The source of funds to be used to finance the acquisition is expected to be borrowings under the Registrant's $250 million syndicated Competitive Advance and Revolving Credit Facility Agreement, dated as of August 2, 1996 with the lenders named therein, The Chase Manhattan Bank, as Administrative Agent and ABN AMRO Bank N.V., as Documentation Agent.

         The foregoing summary of the acquisition is qualified in its entirety by reference to the Purchase Agreement previously filed and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b)    Financial  Statements of Businesses Acquired and
                        Pro Forma Financial Information

         In accordance with Item 7 of the Registrant's Current Report on Form 8-K dated July 17, 1996, the Registrant hereby appends to the Form 8-K the following financial statements and pro forma financial information:

A.       Keller + Roth Group:

         Financial Statements of Business Acquired

         The following audited financial statements of the Keller + Roth Group and report are attached hereto as Appendix A:

          1.   Combined Balance Sheet at June 30, 1996
          2. Combined Statement of Operations for the fiscal year ended June 30, 1996
          3.   Notes to Combined Financial Statements
          4.   Report of Independent Accountants dated September 4, 1996

          Financial statements for the Keller + Roth Group's most recent fiscal year end, June 30, 1996, were prepared using a basis of accounting principles accepted in Germany and audited in accordance with generally accepted auditing standards in Germany, which are in all material respects consistent with generally accepted auditing standards in the United States. Although this date differs from the Registrant's most recent fiscal year end, it was not practicable to adjust the financial results back to December 31, 1995. Included in
          Note 2 to the combined financial statements is a discussion of the material variations between the methods of preparing the financial statements in Germany and those accepted under generally accepted accounting principles in the United States ("U.S. GAAP"), as well as reconciliations of net income and equity to U.S. GAAP.

B.       BT Office Products International, Inc. and Keller + Roth Group:

         Pro Forma Financial Information

         The following unaudited pro forma financial information is attached hereto as Appendix B:

          1.   Introductory Note to Unaudited Pro Forma Combined Financial Data
          2.   Unaudited Pro Forma Combined Balance Sheet at December 31, 1995
          3. Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995

          (c)     Exhibits.

          (1)     Share  Purchase  and  Transfer  Agreement  dated  July 2, 1996
                  between  Heribert  Keller,  Manfred  Otto  Roth,   Keller
                  Organisation   Beteiligungsgesellschaft   mbH  and   Roth
                  Organisation   Beteiligungsgesellschaft  mbH  as  Sellers,  BT
                  Office Products Deutschland GmbH + Co., KG and Classic Burobedarf Vertriebs GmbH as Purchasers, and BT Office Products Europe C.V. as Guarantor (English translation of German document) (incorporated by reference to Exhibit No. 2 to the Registrant's Current Report on Form 8-K dated July 17,
                  1996).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.


                         /s/ John J. McKiernan
                   By: ______________________________
                             John J. McKiernan
                               Vice President-Finance and Administration,
                               Chief Financial Officer and Secretary


DATE :  September 16, 1996

                                                                      APPENDIX A







Combined Financial Statements

Keller and Roth Group































Coopers
&Lybrand

Wirtschaftsprufungsgesellschaft

Gesellschaft mit beschrankter Haftung

Contents





Report                                                           Page



I.    Combined Balance Sheet                                        3
II.   Combined Statement of Operations                              4
III.  Notes
         1. SIGNIFICANT ACCOUNTING POLICIES                         5
         2. SIGNIFICANT DIFFERENCES BETWEEN
               GERMAN GAAP AND US GAAP                              6
         3. INTANGIBLE ASSETS                                       7
         4. FIXED ASSETS                                            8
         5. INVESTMENTS IN AFFILIATES                               8
         6. INVENTORIES                                             8
         7. RECEIVABLES AND OTHER ASSETS                            8
         8. PENSION OBLIGATIONS                                     9
         9. TAX ACCRUALS                                            9
         10. OTHER ACCRUALS                                         9
         11. OTHER LIABILITIES                                      9
         12. CONTINGENT LIABILITIES                                10
         13. COMMITMENTS                                           10
         14. OTHER OPERATING INCOME                                10
         15. PERSONNEL EXPENSES/EMPLOYMENT                         10
         16. OTHER OPERATING EXPENSES                              11
         17. INTEREST EXPENSE, NET                                 11
IV.   Report of Independent Accountants                            12

I.
                             Combined Balance Sheet
                                (DM in thousands)

as of June 30, 1996

ASSETS

Non-current assets:
Intangible assets                                                              2
Fixed assets                                                                 400
Investments in affiliates                                                    532
                                                                           -----
Total non-current assets                                                     934

Current assets:
Inventories                                                                2,658
Trade receivables                                                          3,586
Other assets                                                                 397
Cash                                                                       1,178
                                                                           -----
Total current assets                                                       7,819

Prepaid expenses                                                             162
                                                                           -----
Total assets                                                               8,915
                                                                           =====


LIABILITIES AND EQUITY

Accruals:
Accruals for pensions                                                      1,748
Tax accruals                                                                 269
Other accruals                                                             2,041
                                                                           -----
                                                                           4,058
Other liabilities:
Bank borrowings                                                              392
Trade payables                                                             1,166
Other liabilities                                                          1,650
                                                                           -----
                                                                           3,208
                                                                           -----
Total liabilities                                                          7,266

Equity                                                                     1,649
                                                                           -----
Total liabilities and equity                                               8,915
                                                                           =====
                   See notes to combined financial statements

II.
                        Combined Statement of Operations
                                (DM in thousands)

for the year ended June 30, 1996

Sales                                                                     47,386
Cost of materials and services                                            31,254
                                                                          ------
Gross profit                                                              16,132
Other operating income                                                     1,366
                                                                          ------
Gross results                                                             17,498
Personnel expenses/employment                                             11,120
Depreciation and amortization                                                224
Other operating expenses                                                   4,951
                                                                          ------
Operating income                                                           1,203
Interest expense, net                                                         95
                                                                          ------
Income before taxes                                                        1,108
Income taxes                                                                 395
Other taxes                                                                   44
                                                                          ------
Net income                                                                   669
                                                                          ======

                   See notes to combined financial statements.

III.     Notes

1.       SIGNIFICANT ACCOUNTING POLICIES

During the reporting period the following accounting policies have been applied:

All monetary amounts herein are shown in thousands of Deutsch Marks. Principles of Combination - The companies included in the accompanying combined financial statements are as follows:

- - Buroeinrichtungshaus Roth GmbH, Wuppertal,
- - Burosysteme Roth Essen GmbH & Co, Essen,
- - Burosysteme Roth Essen  Beteiligungs-GmbH, Essen,
- - Roth  Organisation KG, Wuppertal,
- - KELLER BUROMATIC GMBH , Ratingen,
- - KELLER  ORGANISATION KG, Ratingen.

For all of the above listed companies, the full consolidation method has been used.

Intangible assets - The intangible assets are valued at acquisition cost, reduced by amortization. The amortization is provided using the straight line method over 4 to 5 years.

Fixed Assets - The fixed tangible assets are valued at acquisition cost, reduced by depreciation. The depreciation is provided using the straight line method and the declining-balance method over the estimated useful lives of the assets ranging from 2 to 10 years.

Fixed Assets have the following useful live:

         Office equipment  3 - 10 years
         Vehicles          2 - 5 years

Financial assets - The financial assets are valued at acquisition cost.

Inventories - Valuation of inventories, mainly goods purchased, is based on acquisition cost. Obsolescence provisions of 50% are made for spare parts due to rapid technological changes. A general provision of 10 % has been set up for slow moving items.

Accounts Receivable - Receivables are presented net of allowances for doubtful accounts. Allowances are provided for both the specific and general risks inherent in receivables. The general allowance is calculated using a percentage between 1,5 % and 3 % of the receivables, adjusted for special allowances and value added tax.

Prepaid Expenses - The prepaid expenses mainly consist of prepaid rents for peripheral components of copy-systems for more than one year that have been subletted. Risks from subletting have been taken into account by setting up provisions.

Income Taxes - Corporate income tax has been calculated under the assumption that profits will be completely distributed.

Pension Obligations - Accruals and provisions for pensions and similar obligations are determined based on actuarial studies using the entry age method as defined in the German tax code (ss. 6a EStG) based on an assumed interest rate of 6 % per annum.

Liabilities - Liabilities are presented at their repayment amounts.

Other Accruals - Other accruals cover all identified risks and have been properly calculated.

2.       SIGNIFICANT DIFFERENCES BETWEEN GERMAN GAAP AND US GAAP

The combined financial statements of the companies ("Acquired Business") comply with German GAAP as prescribed by the German Commercial Code, which differs in certain significant respects from US GAAP. The significant differences which affect the combined net income and equity of the Acquired Business are as follows:

a. Inventory - As allowed by German GAAP, the inventory allowances for obsolete and slow-moving items and for lower of cost or market may be determined on a more conservative method than acceptable for US GAAP.

b. Sales Type and Finance Leases - The Acquired Business accounts for sales type leases and finance leases on a cash basis as allowed by German GAAP. FASB 13 'Accounting for Leases' requires that a lease which transfers substantially all the benefits and risks inherent in the ownership of property to be accounted for as a capital lease.

c. Warranty Accrual - As allowed by German GAAP, the warranty accrual may be determined on a more conservative method than acceptable for US GAAP.

d. Deferred Taxes - Under German GAAP, deferred taxes are calculated on the liability method, but are recognized only to the extent that consolidated deferred tax liabilities exceed consolidated deferred tax assets. Under US GAAP, as prescribed by SFAS No. 109 'Accounting for Income Taxes', deferred taxes are provided for all temporary differences using enacted tax rates.

Reconciliation to US GAAP - The following is a summary of the significant adjustments to combined net income and equity for the year ended June 30, 1996 which would be required if US GAAP had been applied instead of German GAAP.

                                                         Notes         1995/1996

  Net income as reported in the combined statement
     of operations under German GAAP                                        669

  Adjustments required to conform with US GAAP

  - Inventory                                               a                63
  - Sales type leases and finance leases                    b               603
  - Warranty accrual                                        c               (35)
  - Deferred taxes                                          d              (366)
                                                                         -------

  Net income in accordance with US GAAP                                     934
                                                                         =======
  Equity as reported in the combined balance sheet
  under German GAAP                                                       1,649

  Adjustments required to conform with US GAAP

  - Inventory                                               a               800
  - Sales type leases and finance leases                    b             3,149
  - Warranty accrual                                        c               565
  - Deferred taxes                                          d            (2,618)
                                                                         -------

  Equity in accordance with US GAAP                                       3,545
                                                                         =======


3.       INTANGIBLE ASSETS
                                                                       1995/1996
                 Balance at beginning of year                                280
                 Additions                                                     0
                 Disposals                                                   227
                 Balance at end of year                                       53
                 Accumulated amortization                                     51
                 Net book value                                                2
                 Amortization for the year                                    22

4.       FIXED ASSETS
                                                                       1995/1996
                 Balance at beginning of year                              1,335
                 Additions                                                   512
                 Disposals                                                   299
                 Balance at end of year                                    1,548
                 Accumulated depreciation                                  1,148
                 Net book value                                              400
                 Depreciation for the year                                   202

5.       INVESTMENTS IN AFFILIATES
                                                                       1995/1996
                 Balance at beginning of year                                582
                 Additions                                                     0
                 Disposals                                                    50
                 Balance at end of year                                      532
                 Accumulated amortization                                      0
                 Net book value                                              532
                 Amortization for the year                                     0

The disposal during the reporting year represents the sale of an investment in an affiliate.

6.       INVENTORIES
                                                                       1995/1996
                 Supplies                                                      4
                 Purchased goods and spare parts                           2,654
                                                                           -----
                                                                           2,658
                                                                           =====

7.       RECEIVABLES AND OTHER ASSETS

All receivables and other assets are due within a year.

The trade receivables (TDM 3,586) are reduced by specific allowances of TDM 60 and a general allowance of TDM 85.

Other assets (TDM 397) consist primarily of claims from repayment of principal due to termination of a participation (TDM 50), tax refund claims (TDM 120), share of profit claims from investments in affiliates (TDM 50) and sales of shares (TDM 40).

8.       PENSION OBLIGATIONS

The accrual for pensions mainly represents benefits provided for two general managers. The change in the balance during the reporting period is as follows:

                                                                         1995/96
                 Balance at beginning of year                              1,652
                 Additions                                                    96
                 Balance at end of year                                    1,748

The provisions are based on actuarial studies.


9.       TAX ACCRUALS

Tax accruals (TDM 269) include mainly income taxes (TDM 130) and trade taxes (TDM 133).

10.      OTHER ACCRUALS
                                                                         1996,00
                 Personnel related accruals                                  945
                 Warranty                                                    856
                 Compilation and audit of financial statements               113
                 Waste disposal                                               94
                 Consulting                                                   33
                                                                           -----
                                                                           2,041
                                                                           =====

11.      OTHER LIABILITIES
                                                                         1996,00
                 Liabilities to banks                                        392
                 Trade payables                                            1,166
                 Taxes                                   604
                 Social security contributions           273
                 Director's bonus                        360
                 Pension obligations                     117
                 Commissions                             116
                 Other                                   180               1,650
                                                                           -----
                                                                           3,208
                                                                           =====

Liabilities to banks (TDM 392) and trade payables (TDM 1,166) are due within one year.

With regard to the other liabilities (TDM 1,650), TDM 1,532 are due within one year, TDM 22 between two and five years and TDM 96 are due longer than five years.

12.      CONTINGENT LIABILITIES

Liabilities from negotiation and transfer of bills of exchange amount to TDM 6 as per June 30, 1996.

Due to the time lag in Germany between when the tax returns of the entities included in the combined financial statements are filed and the time they are accepted by the local tax authorities, various years' tax returns are presently open and therefore possibly subject to tax audit and unfavourable adjustment. Management has analyzed this situation and provided for amounts which it currently considers adequate and therefore believes the ultimate resolution of these possible matters will result in no material impact on the combined results of operations or financial position. Additionally, the companies would be entitled to indemnifications for future possible tax assessments related to tax returns prior to June 30, 1996, by its sellers due to a respective provision in the purchase contract.

13.      COMMITMENTS

Other financial commitments total TDM 15,521 as of June 30, 1996. The commitments are as follows:

                                                    up to       up to      Total
                                                   one year  five years

                   Finance lease                     4,786       4,657     9,443
                   Rent contracts for buildings        878       3,198     4,076
                   EDP- and office system-leasing      835         897     1,732
                   Contracts for leased cars           164         106       270
                                                    ------      ------    ------
                                                     6,663       8,858    15,521
                                                    ======      ======    ======

14.      OTHER OPERATING INCOME
                                                                         1995/96
                   Income from contributions                                 435
                   Income from leased cars                                   428
                   Income from advertising subsidies                         108
                   Income from compensation                                   95
                   Income from reduction of accruals                          83
                   Income from disposal of fixed assets                       47
                   Payments received from receivables written off             27
                   Other                                                     143
                                                                           -----
                                                                           1,366
                                                                           =====

15.      PERSONNEL EXPENSES/EMPLOYMENT
                                                                         1995/96
                  Wages and salaries                                       9,593
                  Social security                                          1,408
                  Expenses for pension accruals                              119
                                                                          ------
                                                                          11,120
                                                                          ======

The employees during the reporting period consist of 105 salaried employees, 12 hourly employees and 4 part time employees.

16.      OTHER OPERATING EXPENSES
                                                                         1995/96
                 Expenses for cars                                         1,154
                 Maintenance and repairs                                   1,044
                 Selling                                                     609
                 Travel                                                      421
                 Legal, consulting and audit                                 356
                 Advertising                                                 264
                 Telecommunication expenses                                  227
                 Leasing Telephone, EDP                                      174
                 Other employee costs                                        118
                 EDP                                                          84
                 Waste disposal                                               50
                 Other                                                       450
                                                                           -----
                                                                           4,951
                                                                           =====

17.      INTEREST EXPENSE, NET
                                                                         1995/96
                 Other interest and similar income                            26
                 Income from investments in affiliates                        88
                 Interest expense                                            209
                                                                             ---
                                                                              95
                                                                             ===

Income from investments in affiliates (TDM 88) consist of TDM 81 from BFL Gesellschaft des Burofachhandels mbH & Co., Eschborn and TDM 7 from BUROPA Holding Verwaltungsgesellschaft mbH, Ratingen.

                                                                         Coopers
                                                                        &Lybrand

IV.      Report of Independent Accountants

We have audited the accompanying combined balance sheet of Keller and Roth Group (the 'Acquired Business') subject to the Purchase Agreement between the former owners and the BT Office Products International Inc. as of June 30, 1996 and the related combined statement of operations for the year then ended which, as described in Note 2, have been prepared on the basis of accounting principles accepted in Germany. These financial statements are the responsibility of the Acquired Business' Management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards in Germany which are in all material respects consistent with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Acquired Business as of June 30, 1996 and the combined results of their operations for the year then ended in conformity with generally accepted accounting principles in Germany.

Generally accepted accounting principles in Germany vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the combined results of operations for the year ended June 30, 1996 and combined equity as of June 30, 1996 to the extent summarized in
Note 2 to the combined financial statements.

Dusseldorf, Germany

September 4, 1996


 /s/ Coopers & Lybrand

Wirtschaftsprufungsgesellschaft
Gesellschaft mit beschrankter Haftung

               Laubach                                         Reichert
               Wirtschaftsprufer                               Wirtschaftsprufer

                                                                      APPENDIX B


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

        INTRODUCTORY NOTE TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The following pro forma combined balance sheet, as of December 31, 1995, is prepared assuming the Keller + Roth Group acquisition occurred on such date. The pro forma combined statement of operations, for the year ended December 31, 1995, was computed assuming the transaction was consummated at the beginning of the fiscal year and thus includes the Keller + Roth Group combined statement of operations for its fiscal year ended June 30, 1996. It is not practicable to conform the reporting periods of the acquired business to the Company's reporting period and thus pro forma financial data for the six months ended June 30, 1996 has been excluded.

The pro forma combined financial data is based on available information and on the certain assumptions and adjustments described in the accompanying notes which BT Office Products International, Inc. believes are reasonable. The pro forma combined financial data is provided for informational purposes only and does not purport to present the results of operations of BT Office Products International, Inc. had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.




       BT OFFICE PRODUCTS INTERNATIONAL, INC. AND THE KELLER + ROTH GROUP
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                December 31, 1995


                                                  BT Office              Keller +               Pro Forma                Pro Forma
(in thousands)                                    Products              Roth Group             Adjustments                Combined
                                               --------------        --------------         ------------------          ------------

Assets
Current assets:
    Cash and cash equivalents                      $   7,568            $     773             $      --                   $   8,341
    Receivables, net                                 179,858                2,352                    --                     182,210
    Inventories                                       86,639                2,268                    --                      88,907
    Other current assets                              21,531                2,708                   290    (1)               24,529
                                                   ---------            ---------             ---------                   ---------
      Total current assets                           295,596                8,101                   290                     303,987
Other assets                                          19,099                3,501                    --                      22,600
Property, plant and equipment                        106,674                1,015                    --                     107,689
Accumulated depreciation and amortization            (42,033)                (753)                   --                     (42,786)
                                                   ---------            ---------             ---------                   ---------
Net property, plant and equipment                     64,641                  262                    --                      64,903
Intangibles, net                                     149,813                    1                11,173    (2)              160,987
                                                   ---------            ---------             ---------                   ---------
                                                   $ 529,149            $  11,865             $  11,463                   $ 552,477
                                                   =========            =========             =========                   =========

Liabilities and Stockholders' Equity

Current liabilities:
    Notes payable                                  $  20,176            $     257             $      --                   $  20,433
    Accounts payable                                  79,130                  765                    --                      79,895
    Other current liabilities                         52,327                5,377                 1,000    (3)               58,704
                                                   ---------            ---------             ---------                   ---------
      Total current liabilities                      151,633                6,399                 1,000                     159,032
Long-term obligations with affiliates                 83,148                   --                    --                      83,148
Other long-term obligations                           16,403                1,605                12,788    (4)               30,796
Other liabilities                                     17,730                1,536                    --                      19,266
Stockholders' equity:
    Common stock                                         334                   --                    --                         334
    Additional paid-in capital                       273,477                2,325                (2,325)   (5)              273,477
    Retained earnings (deficit)                      (14,819)                  --                    --                     (14,819)
    Currency translation adjustment                    1,243                   --                    --                       1,243
                                                   ---------            ---------             ---------                   ---------
Total stockholders' equity                           260,235                2,325                (2,325)                    260,235
                                                   ---------            ---------             ---------                   ---------
Total liabilities and stockholders' equity         $ 529,149            $  11,865             $  11,463                   $ 552,477
                                                   =========            =========             =========                   =========




(1) Increase in deferred tax assets for temporary difference related to integration reserve for Keller + Roth operations
(2) Increase in goodwill due to Keller + Roth  acquisition
(3) Increase in liabilities to reflect acquisition expenses for transaction and integration costs
(4) Use of $250 million syndicated credit facility to finance purchase price
(5) Reflects elimination of Keller + Roth historical shareholders' equity


       BT OFFICE PRODUCTS INTERNATIONAL, INC. AND THE KELLER + ROTH GROUP
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1995


                                                BT Office                Keller +               Pro Forma               Pro Forma
(in thousands, except per share data)           Products                Roth Group             Adjustments               Combined
                                               -------------          --------------         ----------------          ------------

Net sales                                       $ 1,132,370           $    31,316            $        --               $ 1,163,686

Costs and expenses:
       Costs of products sold                       819,078                20,456                     --                   839,534
       Selling and administrative                   266,163                 9,879                     --                   276,042
       Depreciation and amortization                 10,339                   150                     --                    10,489
       Amortization of intangibles                    8,117                    --                    279    (1)              8,396
                                                -----------           -----------            -----------               -----------
                                                  1,103,697                30,485                    279                 1,134,461

Operating income                                     28,673                   831                   (279)                   29,225

Other income (expense):
       Other income                                   1,287                   684                     --                     1,971
       Interest expense                              (3,561)                 (351)                  (767)   (2)             (4,679)
       Interest expense to affiliates               (12,372)                   --                     --                   (12,372)
                                                -----------           -----------            -----------               -----------
                                                    (14,646)                  333                   (767)                  (15,080)

Income before income tax                             14,027                 1,164                 (1,046)                   14,145
Income tax expense                                    7,337                   540                   (471)   (3)              7,406
                                                -----------          ------------            -----------               -----------
Net income                                      $     6,690          $        624            $      (575)              $     6,739
                                                ===========          ============            ===========               ===========


Net income per share                            $      0.24                                                            $      0.24
                                                ===========                                                            ===========

Weighted-average common shares                       27,975                                                                 27,975
                                                ===========                                                            ===========



(1) Adjustment to reflect amortization of goodwill related to Keller + Roth acquisition
(2) Adjustment to reflect interest expense on purchase price financed under $250 million syndicated credit facility
(3) Adjustment to reflect income tax expense at the Keller + Roth Group's statutory tax rate